                                                                   Exhibit 10(l)

                             EXTENSION AGREEMENT AND
                       FIFTH AMENDMENT TO LEASE AGREEMENT


     THIS EXTENSION AGREEMENT AND FIFTH AMENDMENT TO LEASE AGREEMENT (the "Agreement") is made effective as of the 31st day of January, 2001 ("Effective Date") by and among the following:

[i] HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware ("HCN"), having its chief executive office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475;

[ii] JUST LIKE HOME, INC., a corporation organized under the laws of the State of Florida ("JLH"), having its chief executive office located at 311 Castle Shannon Boulevard, Pittsburgh, Pennsylvania 15234;

[iii] JLH SERIES I, INC., a corporation organized under the laws of the State of Florida ("JLHI"), having its chief executive office located at 311 Castle Shannon Boulevard, Pittsburgh, Pennsylvania 15234;

[iv] PERIDOT ENTERPRISES, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania ("Peridot"), having its chief executive office located at 311 Castle Shannon Boulevard, Pittsburgh, Pennsylvania 15234; and

[v] ROBERT C. LOHR ("Lohr" or "Guarantor"), having an address of 257 Merion Drive, Pittsburgh, Pennsylvania 15228.

      JLH and JLHI may each be called a "Tenant" or an "Obligor". Obligors and Guarantors may be collectively called "Obligor Group".

                                    RECITALS

      A. HCN leased to Tenant property located in Leesburg, Florida; Haines City, Florida; Lake Wales, Florida; Bradenton, Florida; and Orange City, Florida (collectively called "Property") pursuant to a Lease Agreement dated as of May 1, 1999 as amended by a First Amendment to Lease Agreement dated as of September 1, 1999, a Second Amendment to Lease Agreement dated as of December 1, 1999, a Third Amendment to Lease Agreement dated as of January 31, 2000, and a Fourth Amendment to Lease Agreement dated of May 1, 2000 ("Lease"). Tenant is operating assisted living facilities ("Facilities") on the Property.

      B. Tenants' obligations under the Lease are guaranteed on a limited basis by Guarantors under an Unconditional and Continuing Lease Guaranty ("Guaranty"). Lohr has also executed and delivered to HCN a mortgage against real property located in Lee County, Florida to secure the Tenant's Obligations under the Lease and Guarantors' obligations under the Guaranty ("Mortgage").

      C. In consideration for HCN's agreements under the Third Amendment to Lease Agreement, including but not limited to HCN's agreement to extend the Term of the Lease and to grant to Tenant a Renewal Option, JLH issued 500,000 shares of common stock to HCN as well as stock warrants for an additional 500,000 shares of stock. The issuance of the warrants is subject to the terms of a Warrant Agreement dated as of January 31, 2000 ("Warrant Agreement").

      D. Tenant exercised the Renewal Option under the Lease. The Expiration Date under the Lease is now January 31, 2001. In connection with the exercise of the Renewal Option, JLH is obligated to issue stock warrants for 200,000 additional shares of common stock to HCN.

      E. Obligors have failed to perform various covenants under the Lease. To date, HCN has not exercised any remedies in connection with these failures. Obligors have now taken action to remedy their failure to perform their obligations under the Lease. In addition, Obligors have requested that HCN [i] extend the terms of the Lease; [ii] modify the grace period for Rent payments; [iii] extend a loan to Obligors to pay 1/2 of the real estate taxes currently due and payable; and [iv] permit Tenant to amend the Pro Forma Statement attached as Exhibit J to the Lease to reflect actual operating results. HCN has agreed to these requests subject to the terms and conditions of this Agreement.

      NOW THEREFORE, the Obligor Group and HCN agree as follows:

1. Definitions. Any capitalized terms not defined in this Agreement shall have
   -----------
the meaning set forth in the Lease.

2. Term. Section 1.2 of the Lease is amended to read in its entirety as follows
   ----
(added language in italics):

            1.2 Term. The initial term ("Initial Term") of this Lease commences
                ----
            on May 1, 1999 and expires at 12:00 Midnight Eastern Time on September 30, 2001 (the "Expiration Date").

3. Tenant's Obligations. The definition of "Tenant's Obligations" in ss.1.3 of
   --------------------
the Lease is hereby amended to read in its entirety as follows (added language in italics):

            "Tenant's Obligations" means all payment and performance obligations of Tenant under this Lease, the Loan, and all documents executed by Tenant in connection with this Lease or the Loan.

4. Loan. Section 1.3 of the Lease is hereby amended to add the following
   ----
definition:

            "Loan" means the loan in the amount of $76,529.00 extended by Landlord to Tenant for working capital purposes.

5. Rent. Section 2.1 of the Lease is amended to read in its entirety as follows
   ----
(added language in italics):

            2.1 Base Rent. Tenant shall pay Landlord base rent ("Base Rent") in advance in consecutive monthly installments payable on the first day of each month during the Term commencing on the Commencement Date. If the Effective Date is not the first day of a month, Tenant shall pay Landlord Base Rent on the Effective Date for the partial month, i.e. for the period commencing on the Effective Date and ending on the day before the Commencement Date. The Base Rent for the Term will be $2,551,064.26 payable monthly as follows:

                May 1, 1999                                $86,049.18
                June 1, 1999                               $86,049.18
                July 1, 1999                               $86,538.76
                August 1, 1999 - July 1, 2000              $87,101.26
                August 1, 2000 - January 1, 2001           $88,411.67
                February 1, 2001 - July 1, 2001            $89,265.00
                August 1, 2001 - September 1, 2001         $90,576.00

6. Events of Default. Section 8.1(a) of the Lease is amended to read in its
   -----------------
entirety as follows (added language in italics):

            (a) Tenant fails [i] to pay in full any installment of Rent under this Lease within 30 days after such payment is due; [ii] to pay Landlord's attorney's fees and expenses as provided under the Settlement Agreement and under (S)15.15 of the Lease; or [iii] to comply with (S)3.1, (S)4.1, (S)4.2, (S)4.4, (S)7.3.1(a)-(b),
            (S)15.8, (S)15.10, (S)15.14, and Article 19 of this Lease.

7. Loan Default. (S)8.1 of the Lease is hereby amended to add the following
   ------------
subsection (m):

            (m) Tenant fails to perform any obligations under the note evidencing the Loan.

8. Renewal Term. Article 12 of the Lease and all references to a Renewal Term
   ------------
are hereby deleted.

9. Extended Term. Article 13 of the Lease is hereby amended to add the
   -------------
following (S)13.6:

            13.6 Effect of Delivery of Financing Commitment. The following terms
                 ------------------------------------------
            and conditions will be applicable if prior to the Expiration Date, Tenant delivers to Landlord an executed, binding commitment letter for the financing of Tenant's purchase of the Leased Property from a lender acceptable to Landlord:

                  (a) Extension of Current Term. The current Term will be
                      -------------------------
            extended (the "Extended Term") for 90 days.

                  (b) Lease Obligations. During the Extended Term, Tenant shall
                      -----------------
            continue to perform Tenant's Obligations under the Lease, including but not limited to making monthly payments of Rent (including Base Rent) in an amount equal to the August 1, 2001 Rent payment.

                  (c) Extension Fee. At the commencement of the Extended Term,
                      -------------
            Tenant shall be liable to Landlord for an extension fee in the amount of $72,950.00 ("Extension Fee"). The extension fee shall be payable in three equal installments of $24,316.66 each payable on October 31, 2001, November 30, 2001, and December 31, 2001.

10. No Debt. Section 14.1 of the Lease is hereby amended to add the following
    -------
clause:

            [iv] indebtedness in favor of Landlord under the Loan

11. Furnish Documents. Section 15.3.1 of the Lease is hereby amended to add the
    -----------------
following at the end of the section:

            Tenant shall also deliver monthly reports by the 20th day of each month showing [i] a schedule of accounts payable, including vendor, amount owed, and due date; [ii] a detailed accounts payable aging, including vendor, amount, description, and outstanding balance; [iii] a schedule of accounts receivable and aging; [iv] a schedule showing all tenants and units occupied; and [v] Monthly Cash Flow, including budget versus actual.

12. Account Payables. Section 15.9 of the Lease is hereby amended to add the
    ----------------
following sentence at the end of the section: "Tenant shall not permit accounts payable aging to exceed 60 days."

13. Rate Lock Provisions. Section 18.3 of the Lease is hereby amended to read in
    --------------------
its entirety as follows (added language in italics):

            18.3 Agreements with Residents. Notwithstanding ss.18.1, Tenant may
                 -------------------------
            enter into an occupancy agreement with residents of the Leased Property without the prior written consent of Landlord provided that [i] the agreement does not provide for lifecare services; [ii] the agreement does not contain any type of rate lock provision; [iii] Tenant may not collect rent for more than one month in advance other than deposits for first and lst month's rent; and [iv] all residents of the Leased Property are accurately shown in Tenant's accounting records.

14. Holdover. Section 19.1 of the Lease is hereby amended to read in its
    --------
entirety as follows:

            19.1 Holding Over. If Tenant, with or without the express or implied
                 ------------
            consent of Landlord, continues to hold and occupy the Leased Property after the expiration of the Term or earlier termination of this Lease, such holding over beyond the Term and the acceptance or collection of Rent in the amount specified below by Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. Said month-to-month tenancy may be terminated by Landlord by giving Tenant 5 days written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property. If Tenant continues after the expiration of the Term or earlier termination of this Lease to hold and occupy the Leased Property whether as a month-to-month tenant or a tenant at sufferance or otherwise, Tenant shall pay Rent for each month in an amount equal to two times the sum of [i] the Base Rent payable during the month in which such expiration or termination occurs, plus [ii] all Additional Rent accruing during the month, plus [iii] any and all other sums payable by Tenant pursuant to this Lease. During any continued tenancy after the expiration of the Term or earlier termination of this Lease, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by applicable law, to continue its occupancy and use of the Leased Property until the tenancy is terminated. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

            19.1.1 Indemnity. If Tenant fails to surrender the Leased Property
                   ---------
            upon the expiration or termination of this Lease in a timely manner and in accordance with the provisions of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall defend, indemnify and hold Landlord, its principals, officers, directors, agents and employees harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, loss of rental with respect to any new lease in which the rental payable thereunder exceeds the Rent collected by Landlord pursuant to this Lease during Tenant's hold-over and any claims by any proposed new tenant founded on such failure. The provisions of this Article 19 shall survive the expiration or termination of this Lease.

15. Letter of Credit; Mortgage. Notwithstanding the provisions of Article 20 of
    --------------------------
the Lease and ss.2 of the Fourth Amendment to Lease Agreement, for the partial draw of $57,500.00, Tenant shall not be obligated to cause the Letter of Credit to be reinstated to the amount in effect prior to the draw unless Tenant fails to purchase the Leased Property on or before the end of the Lease Term (including the Extended Term). Notwithstanding ss.3 of the Fourth Amendment to Lease Agreement, Landlord shall not record the Mortgage delivered to Landlord from Robert C. Lohr until an Event of Default or an event which with the giving of notice and passage of time would constitute an Event of Default occurs.

16. Pro Forma Statement. Exhibit J of the Lease Agreement, Pro Forma Statement,
    -------------------
is amended to substitute the Exhibit J attached hereto and made a part hereof. This amendment of Exhibit J shall be effective as of August 1, 2000.

17. Note. JLH and JLHI shall execute and deliver to Landlord a note in the
    ----
original principal amount of $76,529.00 to evidence Tenant's obligation to repay the Loan.

18. Rent Payments. Obligors shall fully, timely and completely comply with all
    -------------
of its representations, warranties, covenants, duties and obligations under the Obligor Documents, including but not limited to Obligors' covenants to pay the monthly installments of Base Rent on the first day of each month and covenants to pay late fees and interest in connection with amounts not paid within 10 days after the due date. TIME IS OF THE ESSENCE AND STRICT PERFORMANCE ARE HEREBY REITERATED AND, IF PREVIOUSLY WAIVED IN ANY MANNER OR RESPECT, ARE HEREBY REINSTATED, AND SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL OBLIGORS' OBLIGATIONS UNDER THE OBLIGOR DOCUMENTS HAVE BEEN PAID OR PERFORMED IN FULL.

19. Transfer of Operations; Letter of Credit. Upon the occurrence of an Event of
    ----------------------------------------
Default and in addition to any other remedies available to HCN under the Obligor Documents, HCN will have the right to place a new operator in the Facilities. HCN may, at its option, [i] terminate the Lease and enter into a new lease or leases with one or more new operators for the Facilities; and [ii] appoint a receiver to operate the Facilities. The Obligor Group shall cooperate with HCN in connection with the substitution, including but not limited to, [a] vacating the Facilities and delivering possession of the Facilities to the new operator(s); [b] executing any documents deemed necessary to transfer the license and the property; and [c] paying all costs and expenses in connection with the substitution. Tenant reaffirms Tenant's obligations under the Settlement Agreement to assist in the transfer of operations of the Leased Property upon termination or expiration of the Lease and acknowledges that if Tenant fails to do so, HCN may draw on the Letter of Credit. The Letter of Credit will be held by HCN until a license is issued to the new operator(s) of the Facilities to secure these Tenant Obligations.

20. Pre-Transfer Arrangements. HCN has the right, at any time after the date
    -------------------------
hereof, to solicit potential new operators upon such terms and conditions as HCN, in its sole discretion, deems desirable. The Obligor Group shall cooperate with HCN in connection with such arrangements, including but not limited to, [i] providing access to the Facilities; [ii] providing information about the Facilities; and [iii] meeting with potential new operators.

21. Confidentiality. The Obligor Group shall execute such reasonable
    ---------------
confidentiality agreements as may be required by HCN in connection with the pre-transfer arrangements with potential new operators.

22. Reaffirmation. The Obligor Group reaffirms the Obligor Documents. Except as
    -------------
specifically described on Schedule 1 attached hereto and incorporated herein, the Obligor Group reaffirms the representations and warranties contained in the Obligor Documents. In addition, the Obligor Group affirms that the Lease remains governed by and subject to the Judgment Entries referenced in Paragraph 1 of the Settlement Agreement.

23. Cumulative Rights and Remedies. Upon the occurrence of any Event of Default
    ------------------------------
and at any time thereafter until HCN waives the default in writing or acknowledges cure of the default in writing, at HCN's option, without declaration, notice of dishonor, protest, noting for protest, or any other notice, or demand of any kind (all of which the Obligor Group hereby waives), HCN may exercise any and all rights and remedies provided in the Obligor Documents.

24. Release of HCN. As additional consideration for the forbearance by HCN in
    --------------
exercising its remedies and this Agreement, the Obligor Group jointly and severally releases and forever discharges HCN, and each of HCN's officers, directors, agents, employees, accountants, attorneys, and representatives, as well as the respective heirs, personal representatives, successors, and assigns of any or all of them (collectively called the "HCN Group") from any and all claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, including without limitation, such claims and defenses as fraud, mistake, duress, and usury, the Obligor Group ever had, now has, or might hereafter have against the HCN Group, jointly or severally, for or by reason of any matter, cause or thing whatsoever which relates to or arises from, in whole or in part, directly or indirectly [i] the Obligor Documents; [ii] this Agreement; [iii] the transactions described in the Recitals to this Agreement; and [iv] any other agreement, document or instrument relating to or securing any of the foregoing. The Obligor Group agrees that none of them shall commence, join, prosecute, or participate in any suit or other proceeding in a position that is adverse to the HCN Group arising directly or indirectly from any of the foregoing matters.

25. Voluntary Agreement. The Obligor Group represents and warrants that [i] each
    -------------------
is represented by legal counsel (or has knowingly declined legal counsel) in regard to the transaction provided for by this Agreement and that such counsel has explained to each of them the significance of the terms, and the meaning and effect of this Agreement and all other related documents; [ii] each is fully aware and clearly understands all of the terms and provisions contained in this Agreement and in all other related documents; [iii] each has voluntarily, with full knowledge and without coercion or duress of any kind entered into this Agreement and the documents executed in connection with this Agreement; [iv] each is not relying on any representations either written or oral, express or implied, made to any of them by HCN other than as set forth in this Agreement; [v] this Agreement reflects a proposal that the Obligor Group made to HCN on the Obligor Group's own initiative; and [vi] the consideration received by the Obligor Group to enter into this Agreement and the arrangement contemplated by this Agreement has been actual and sufficient.

26. Bankruptcy Proceedings. The Obligor Group agrees that given the unique
    ----------------------
nature of the Facilities, including but not limited to the need to eliminate uncertainty with respect to continuity in resident care, in the event that any Tenant files a petition in bankruptcy or is the subject of any petition under Title 11 of the U.S. Code as amended, such Tenant shall assume or reject the Lease within 60 days of the petition date, and each Tenant waives any right to seek or obtain any extension of this 60 day period.

27. Waivers. Each member of the Obligor Group waives [i] any notice required by
    -------
statute or other law as a condition to bringing an action for possession of, or eviction from, any of the properties subject to the Leases or the Loan Agreement; [ii] any right of re-entry or repossession; [iii] any right to a trial by jury in any action or proceeding arising out of or relating to the Obligor Documents or this Agreement [iv] any objections, defenses, claims or rights with respect to the exercise by HCN of any rights or remedies; [v] all presentments, demands for performance, notices of nonperformance, protest, notices of protest, notices of dishonor and any other notice or demand of any kind; and [vi] all notices of the existence, creation or incurring of any obligation or advance under the Obligor Documents before or after this date.

28. Miscellaneous.
    -------------

28.1 Obligations. The Obligor Group shall perform its respective obligations and
     -----------
conform to all representations and warranties under the Obligor Documents and this Agreement.

28.2 Costs. Upon execution of this Agreement, Obligors shall pay all costs and
     -----
expenses in any way relating to this Agreement, the existing Events of Default, the exercise of the rights and remedies of HCN and the giving of notice under the Obligor Documents, sale of the Facilities, and all matters arising out of or relating to the Obligor Documents, and implementation of this Agreement, including, but not limited to, reasonable fees and out-of-pocket expenses of HCN's counsel incurred in connection therewith.

28.3 Resolutions. The Obligor Group shall have delivered to HCN a certificate of
     -----------
resolutions satisfactory to HCN authorizing the execution and performance of this Agreement.

28.4 Waivers Concerning the Obligor Group. None of the following will be a
     ------------------------------------
course of dealing, estoppel, waiver, or implied amendment on which any party to this Agreement or the Obligor Documents may rely: [i] HCN's acceptance of one or more late payments or partial performance of this Agreement or the Obligor Documents; [ii] HCN's forbearance from exercising any right or remedy under this Agreement or the Obligor Documents; or [iii] HCN's forbearance from exercising any right or remedy under this Agreement or the Obligor Documents on any one or more occasions.

      The Obligor Group [i] acknowledges that HCN would have exercised its rights under the Obligor Documents but for this Agreement; [ii] warrants that each has executed this Agreement to induce HCN not to exercise its rights under the Obligor Documents; [iii] warrants that each has received good and valuable consideration for executing this Agreement; and [iv] warrants that none has executed this Agreement in reliance upon the existence of the security for or guaranty or promise of the performance of this Agreement or any financial information or valuation information supplied by HCN.

      Without notice, HCN may do or not do anything affecting this Agreement or the Obligor Documents as many times as HCN desires, including the following: [i] releasing any security or anyone or any property from liability on this Agreement or the Obligor Documents; [ii] amending this Agreement or the Obligor Documents, including extending the time for payments due under the Obligor Documents; or, [iii] granting or not granting any other indulgences to anyone liable for performance of this Agreement or the Obligor Documents.

      No obligations of any member of the Obligor Group shall be affected by [i] any default in this Agreement or the Obligor Documents; [ii] the unenforceability of or defect in this Agreement or the Obligor Documents; [iii] any decline in the value of any interest in any property which is the subject of this Agreement or the Obligor Documents; or, [iv] the death, incompetence, insolvency, dissolution, liquidation or winding up of affairs of any party to this Agreement or the Obligor Documents or the start of insolvency proceedings by or against any such party. Each party to this Agreement and the Obligor Documents waives all suretyship and other similar defenses. The Obligor Group waives all rights of subrogation arising out of this Agreement or the Obligor Documents, and no other party to the Obligor Documents may enforce any right of subrogation or contribution unless and until all obligations of the Obligor Group to HCN are paid in full.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date set forth at the beginning.

Signed and acknowledged                     HEALTH CARE REIT, INC.
in the presence of
                                            By: /s/ [Signature Illegible]
Signature     /s/ Rita J. Rogge
Print Name    Rita J. Rogge                     Title: Vice President and
                                                       Corporate Secretary
Signature     /s/ Kathleen A. Sullivan
Print Name    Kathleen A. Sullivan

                                            JUST LIKE HOME, INC.

                                            By: /s/ Robert C. Lohr
Signature     /s/ Debra F. Henderson
Print Name    Debra F. Henderson                Title: President

Signature     /s/ Tina L. Miller
Print Name    Tina L. Miller


Signature     /s/ Debra F. Henderson        JLH SERIES I, INC.
Print Name    Debra F. Henderson
                                            By: /s/ Robert C. Lohr
Signature     /s/ Tina L. Miller
Print Name    Tina L. Miller                Title: President


Signature     /s/ Debra F. Henderson        PERIDOT ENTERPRISES, INC.
Print Name    Debra F. Henderson
                                            By: /s/ Robert C. Lohr
Signature     /s/ Tina L. Miller
Print Name    Tina L. Miller                    Title: President


Signature     /s/ Debra F. Henderson        /s/ Robert C. Lohr
Print Name    Debra F. Henderson            Robert C. Lohr

Signature     /s/ Tina L. Miller
Print Name    Tina L. Miller


THIS INSTRUMENT PREPARED BY:
Cynthia L. Rerucha, Esq.
Shumaker, Loop & Kendrick, LLP
1000 Jackson Street
Toledo, Ohio 43624

                         EXHIBIT J: PRO FORMA STATEMENT

                                      2000                                                                               2001
                       Aug      Sep       Oct      Nov       Dec      Jan       Feb      Mar       Apr      May       Jun     July
Avg. Daily Census      196      200       200      201       202      205       206      207       208      208       208      208
Cash Flow           20,075   18,100    13,874   14,674    15,474   17,983    17,929   19,929    22,013   25,125    27,136   38,340

                       Aug      Sep       Oct      Nov       Dec
Avg. Daily Census      208      208       208      208       208
Cash Flow           37,209   37,029    37,029   37,029    37,029